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                                                                    EXHIBIT 23.6

[MONTGOMERY SECURITIES LETTERHEAD]



November 28, 1994



Metropolitan Financial Corporation
100 Metro Center
333 South 7th Street
Minneapolis, MN 55402

Gentlemen:

This letter will constitute our consent to include our opinion dated July 20, 1994, regarding the acquisition of Metropolitan Financial Corporation by First Bank System, Inc. ("FBI") by means of a merger, in FBI's registration statement on Form S-4 to be filed with the Securities and Exchange Commission and the summarization of our opinion in such registration statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



By: /s/ Joseph M. Schell
    --------------------------
    Joseph M. Schell
    Managing Director